UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Shareholders Meeting of Sempra Energy (the “Company”) was held on May 12, 2016. At the Annual Meeting, shareholders:

(1)	elected for the ensuing year all eleven of the director nominees listed below;

(2)	ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016; and

(3)	adopted by a majority of votes cast the advisory approval of the Company’s executive compensation as reported in the Company’s proxy statement for the Annual Meeting.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	% of Votes Cast	Votes Against	% of Votes Cast	Abstentions	Broker Non-Votes
Alan L. Boeckmann	191,634,703	99.01%	1,919,713	0.99%	478,443	23,924,389
Kathleen L. Brown	183,174,411	94.68%	10,291,594	5.32%	566,854	23,924,389
Pablo A. Ferrero	183,699,522	94.95%	9,766,256	5.05%	567,081	23,924,389
William D. Jones	189,801,282	98.10%	3,670,283	1.90%	561,294	23,924,389
William G. Ouchi	190,182,410	98.29%	3,310,939	1.71%	539,510	23,924,389
Debra L. Reed	183,181,544	94.86%	9,933,760	5.14%	917,555	23,924,389
William C. Rusnack	190,077,555	98.24%	3,408,627	1.76%	546,677	23,924,389
William P. Rutledge	178,191,047	92.09%	15,299,133	7.91%	542,679	23,924,389
Lynn Schenk	182,890,471	94.51%	10,617,944	5.49%	524,444	23,924,389
Jack T. Taylor	183,753,342	94.98%	9,713,337	5.02%	566,180	23,924,389
James C. Yardley	183,683,187	94.93%	9,806,176	5.07%	543,496	23,924,389

As previously reported, in accordance with our retirement policy, James G. Brocksmith Jr. was not nominated to stand for reelection as a director of the Company and retired effective upon the adjournment of the Annual Meeting.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

	Votes	% of Votes Cast
Votes For	215,328,489	99.06%
Votes Against	2,036,793	0.94%
Abstentions	591,966	—

Proposal 3: Advisory Approval of our Executive Compensation

	Votes	% of Votes Cast
Votes For	136,198,509	70.83%
Votes Against	56,095,864	29.17%
Abstentions	1,738,486	—
Broker Non-Votes	23,924,389	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY

(Registrant)

Date: May 16, 2016	By:	/s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer

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